Exhibit 99.1 Visa Inc. Reports Fiscal Third Quarter 2018 Results San Francisco, CA, July 25, 2018 – Visa Inc. (NYSE: V)  GAAP Net Income of $2.3B or $1.00 per share and adjusted net income of $2.8B or $1.20 per share  Net Operating Revenues of $5.2B, an increase of 15%  Double-digit growth in payments volume, cross-border volume and processed transactions  Returned $2.2B of capital to shareholders in the form of share repurchases and dividends Q3 2018 Results (Ending June 30, 2018) Alfred F. Kelly, Jr. , Chief Executive Officer, Visa Inc., YoY USD commented on the results: in billions, except percentages and per share data Change “Our third quarter results reflect continued strength Net Operating Revenues $5.2 15% across all of our key business drivers and healthy economic fundamentals across the world. During the GAAP Net Income $2.3 13% quarter, we made notable progress against our key strategic initiatives, particularly new Visa Direct and Adjusted Net Income(1) $2.8 36% B2B partnerships. This progress furthers our confidence in the long-term investments we are making to drive profitable, sustainable growth in the GAAP Earnings Per Share $1.00 16% rapidly changing payments environment.” Adjusted Earnings Per Share(1) $1.20 39% (1) Adjusted Net Income and Adjusted Earnings Per Share excludes a special item in the current quarter. Q3 2018 Key Business Drivers (YoY growth, volume in constant dollars) Payments volume Cross-border volume Processed transactions +11% +10% +12%

Fiscal Third Quarter 2018 — Financial Highlights GAAP net income in the fiscal third quarter was $2.3 billion or $1.00 per share, increases of 13% and 16%, respectively, over prior year’s results. On an adjusted basis, the Company’s financial results exclude a $600 million litigation provision and the related tax benefit associated with the interchange multi district litigation case. Excluding this special item, adjusted net income for the quarter was $2.8 billion or $1.20 per share, increases of 36% and 39%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented). Exchange rate shifts versus the prior year positively impacted earnings per share growth by approximately 3 percentage points. All references to earnings per share assume fully-diluted class A share count. Net operating revenues in the fiscal third quarter were $5.2 billion, an increase of 15%, driven by continued growth in payments volume, cross-border volume and processed transactions. Exchange rate shifts versus the prior year positively impacted reported net operating revenues growth by approximately 1.5 percentage points. Payments volume for the three months ended March 31, 2018, on which fiscal third quarter service revenue is recognized, grew 11% over the prior year on a constant-dollar basis. Payments volume for the three months ended June 30, 2018, grew 11% over the prior year on a constant-dollar basis. Cross-border volume growth, on a constant-dollar basis, was 10% for the three months ended June 30, 2018. Total processed transactions, which represent transactions processed by Visa, for the three months ended June 30, 2018, were 31.7 billion, a 12% increase over the prior year. Fiscal third quarter service revenues were $2.2 billion, an increase of 13% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 19% over the prior year to $2.4 billion. International transaction revenues grew 16% over the prior year to $1.8 billion. Other revenues of $229 million rose 9% over the prior year. Client incentives, which are a contra revenue item, were $1.4 billion and represent 20.8% of gross revenues. GAAP operating expenses were $2.4 billion for the fiscal third quarter, a 53% increase over the prior year's results, including the special item. The Company recorded a litigation provision of $600 million in the fiscal third quarter of 2018 related to the interchange multidistrict litigation case. Excluding this special item, operating expenses grew 14% over the prior year, primarily driven by personnel expenses. GAAP effective income tax rate was 17.2% for the quarter ended June 30, 2018, including a one-time $137 million tax benefit related to the special item. Excluding the tax impact from this special item, the adjusted effective income tax rate was 18.2% for the fiscal third quarter. Cash, cash equivalents, and available-for-sale investment securities were $14.6 billion at June 30, 2018. The weighted-average number of diluted shares of class A common stock outstanding was 2.32 billion for the quarter ended June 30, 2018. 2

Fiscal Third Quarter 2018 — Other Notable Items During the three months ended June 30, 2018, the Company repurchased 13.6 million shares of class A common stock, at an average price of $128.80 per share, using $1.8 billion of cash on hand. As previously announced, on June 28, 2018 the Company deposited $600 million from operating cash into the litigation escrow account previously established under the U.S. retrospective responsibility plan. This deposit has the same economic effect on earnings per share as repurchasing the Company's class A common stock as it reduces the as-converted class B common stock share count. During the nine months ended June 30, 2018, the Company repurchased a total of 46.0 million shares of class A common stock, at an average price of $119.60 per share, using $5.5 billion of cash on hand. The Company has $5.8 billion of funds available for share repurchase as of June 30, 2018. On July 16, 2018, the board of directors declared a quarterly cash dividend of $0.21 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as- converted basis) payable on September 4, 2018, to all holders of record as of August 17, 2018. Financial Outlook for Fiscal Full-Year 2018 Visa Inc. reaffirms its fiscal full-year 2018 financial outlook for the following metrics:  Annual net revenue growth: Low double-digits on a nominal basis, with approximately 1 percentage point of positive foreign currency impact  Client incentives as a percentage of gross revenues: Low end of 21.5% to 22.0% range  Annual operating expense growth: High teens on a GAAP basis and low double-digits adjusted for special items in fiscal 2017 and 2018 (see note below)  Annual operating margin: Mid-60s on a GAAP basis and high 60s adjusted for a special item in fiscal 2018 Visa Inc. updates its fiscal full-year 2018 financial outlook for the following metrics:  GAAP and adjusted effective tax rate: 20.5% to 21.5% range, which includes a 6 percentage point reduction resulting from U.S. tax reform  Annual diluted class A common stock earnings per share growth including the impact of U.S. tax reform: High 50's on a GAAP nominal dollar basis and low 30's on an adjusted, non-GAAP nominal dollar basis (see note below). Both include approximately 9 to 10 percentage points driven by U.S. tax reform and approximately 1.5 percentage points of positive foreign currency impact Note: The financial outlook for fiscal full-year 2018 includes Visa Europe integration expenses of approximately $60 million for the full-year. Annual operating expense growth is derived from adjusted full-year 2017 operating expenses of $6.0 billion. Annual adjusted diluted class A common stock earnings per share growth is derived from adjusted full-year 2017 earnings per share results of $3.48. Refer to the accompanying financial tables for details and a reconciliation of the adjusted fiscal full-year 2017 results. Fiscal Third Quarter 2018 Earnings Results Conference Call Details Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com. 3

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for fiscal full-year 2018. Forward-looking statements generally are identified by words such as “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook”, “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:  increased oversight and regulation of the global payments industry and our business;  impact of government-imposed restrictions on payment systems;  outcome of tax, litigation and governmental investigation matters;  increasingly intense competition in the payments industry, including competition for our clients and merchants;  proliferation and continuous evolution of new technologies and business models;  our ability to maintain relationships with our clients, merchants and other third parties;  brand or reputational damage;  management changes;  impact of global economic, political, market and social events or conditions;  exposure to loss or illiquidity due to settlement guarantees;  uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;  cyber security attacks, breaches or failure of our networks;  failure to maintain interoperability with Visa Europe’s systems and to migrate European activity onto VisaNet successfully;  our ability to successfully integrate and manage our acquisitions and other strategic investments; and  other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2017, and our subsequent reports on Forms 10-Q and 8-K. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. About Visa Inc. Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network - enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. Our relentless focus on innovation is a catalyst for the rapid growth of connected commerce on any device, and a driving force behind the dream of a cashless future for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, visacorporate.tumblr.com and @VisaNews. Investor Relations Media Relations Contacts Mike Milotich, 650-432-7644, Amanda Pires, 650-432-2990, InvestorRelations@visa.com GlobalMedia@visa.com 4

Fiscal Third Quarter 2018 — Financial Summary

Q3 FISCAL 2018 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended June 30, 2018		YoY Change	
	GAAP	Adjusted	GAAP	Adjusted
Operating Revenues				
Service revenues	$ 2,196	$ 2,196	13%	13%
Data processing revenues	2,359	2,359	19%	19%
International transaction revenues	1,830	1,830	16%	16%
Other revenues	229	229	9%	9%
Client incentives	(1,374)	(1,374)	20%	20%
Net operating revenues	**5,240**	**5,240**	**15%**	**15%**
Operating Expenses				
Personnel	852	852	22%	22%
Marketing	240	240	8%	8%
Network and processing	169	169	7%	7%
Professional fees	112	112	10%	10%
Depreciation and amortization	152	152	16%	16%
General and administrative	230	230	0%	0%
Litigation provision	600	—	NM	NM
Total operating expenses	**2,355**	**1,755**	**53%**	**14%**
Operating income	**2,885**	**3,485**	**(5%)**	**15%**
Non-operating expense	(73)	(73)	(34%)	(34%)
Effective tax rate	17.2%	18.2%	(12 ppts)	(11 ppts)
Net income	**$ 2,329**	**$ 2,792**	**13%**	**36%**
Earnings per share	**$ 1.00**	**$ 1.20**	**16%**	**39%**

NM - Not Meaningful

Q3 FISCAL 2018 KEY BUSINESS DRIVERS

	YoY Change	
	Constant	Nominal
Payments volume	11%	13%
Cross-border volume	10%	15%
Processed transactions	12%	12%

VISA

5

Visa Inc. Consolidated Balance Sheets (unaudited) June 30, September 30, 2018 2017 (in millions, except par value data) Assets Cash and cash equivalents $ 8,505 $ 9,874 Restricted cash—U.S. litigation escrow 1,487 1,031 Investment securities: Trading 94 82 Available-for-sale 3,302 3,482 Settlement receivable 1,615 1,422 Accounts receivable 1,220 1,132 Customer collateral 1,346 1,106 Current portion of client incentives 377 344 Prepaid expenses and other current assets 545 550 Total current assets 18,491 19,023 Investment securities, available-for-sale 2,835 1,926 Client incentives 545 591 Property, equipment and technology, net 2,387 2,253 Other assets 1,085 1,226 Intangible assets, net 27,628 27,848 Goodwill 15,204 15,110 Total assets $ 68,175 $ 67,977 Liabilities Accounts payable $ 145 $ 179 Settlement payable 2,310 2,003 Customer collateral 1,346 1,106 Accrued compensation and benefits 729 757 Client incentives 2,577 2,089 Accrued liabilities 1,099 1,129 Deferred purchase consideration 1,300 — Current maturities of long-term debt — 1,749 Accrued litigation 1,428 982 Total current liabilities 10,934 9,994 Long-term debt 16,627 16,618 Deferred tax liabilities 4,802 5,980 Deferred purchase consideration — 1,304 Other liabilities 2,494 1,321 Total liabilities 34,857 35,217 Equity Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows: Series A convertible participating preferred stock, none issued — — Series B convertible participating preferred stock, 2 shares issued and outstanding at June 30, 2018 and September 30, 2,291 2,326 2017 (the “UK&I preferred stock”) Series C convertible participating preferred stock, 3 shares issued and outstanding at June 30, 2018 and September 30, 3,179 3,200 2017 (the “Europe preferred stock”) Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,778 and 1,818 shares issued and outstanding at — — June 30, 2018 and September 30, 2017, respectively Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at June 30, 2018 and — — September 30, 2017 Class C common stock, $0.0001 par value, 1,097 shares authorized, 12 and 13 shares issued and outstanding at June 30, 2018 — — and September 30, 2017, respectively Right to recover for covered losses (5) (52) Additional paid-in capital 16,686 16,900 Accumulated income 10,426 9,508 Accumulated other comprehensive income (loss), net: Investment securities, available-for-sale 110 73 Defined benefit pension and other postretirement plans (74) (76) Derivative instruments classified as cash flow hedges 54 (36) Foreign currency translation adjustments 651 917 Total accumulated other comprehensive income, net 741 878 Total equity 33,318 32,760 Total liabilities and equity $ 68,175 $ 67,977 6

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,	
	2018	2017	2018	2017
	(in millions, except per share data)			
Operating Revenues				
Service revenues	$ 2,196	$ 1,948	$ 6,595	$ 5,859
Data processing revenues	2,359	1,984	6,633	5,719
International transaction revenues	1,830	1,571	5,248	4,529
Other revenues	229	209	688	615
Client incentives	(1,374)	(1,147)	(3,989)	(3,219)
Net operating revenues	5,240	4,565	15,175	13,503
Operating Expenses				
Personnel	852	698	2,355	1,973
Marketing	240	221	724	632
Network and processing	169	158	498	453
Professional fees	112	102	312	265
Depreciation and amortization	152	132	450	409
General and administrative	230	230	688	822
Litigation provision	600	—	600	17
Total operating expenses	2,355	1,541	5,627	4,571
Operating income	2,885	3,024	9,548	8,932
Non-operating Income (Expense)				
Interest expense	(155)	(140)	(462)	(415)
Other	82	30	182	78
Total non-operating expense	(73)	(110)	(280)	(337)
Income before income taxes	2,812	2,914	9,268	8,595
Income tax provision	483	855	1,812	4,036
Net income	$ 2,329	$ 2,059	$ 7,456	$ 4,559
Basic earnings per share				
Class A common stock	$ 1.00	$ 0.87	$ 3.20	$ 1.90
Class B common stock	$ 1.66	$ 1.43	$ 5.27	$ 3.13
Class C common stock	$ 4.02	$ 3.46	$ 12.78	$ 7.60
Basic weighted-average shares outstanding				
Class A common stock	1,784	1,840	1,798	1,852
Class B common stock	245	245	245	245
Class C common stock	12	14	12	15
Diluted earnings per share				
Class A common stock	$ 1.00	$ 0.86	$ 3.19	$ 1.90
Class B common stock	$ 1.65	$ 1.42	$ 5.26	$ 3.13
Class C common stock	$ 4.01	$ 3.45	$ 12.76	$ 7.59
Diluted weighted-average shares outstanding				
Class A common stock	2,321	2,385	2,337	2,404
Class B common stock	245	245	245	245
Class C common stock	12	14	12	15

VISA 7

Visa Inc. Consolidated Statements of Cash Flows (unaudited) Nine Months Ended June 30, 2018 2017 (in millions) Operating Activities Net income $ 7,456 $ 4,559 Adjustments to reconcile net income to net cash provided by operating activities: Client incentives 3,989 3,219 Share-based compensation 242 183 Depreciation and amortization of property, equipment, technology and intangible assets 450 409 Deferred income taxes (1,133) 1,715 Right to recover for covered losses recorded in equity (9) (165) Charitable contribution of Visa Inc. shares — 192 Other (44) 30 Change in operating assets and liabilities: Settlement receivable (239) 42 Accounts receivable (82) (34) Client incentives (3,483) (3,376) Other assets (143) (192) Accounts payable (18) (71) Settlement payable 379 (19) Accrued and other liabilities 1,408 (65) Accrued litigation 446 14 Net cash provided by operating activities 9,219 6,441 Investing Activities Purchases of property, equipment, technology and intangible assets (523) (512) Proceeds from sales of property, equipment and technology 14 — Investment securities, available-for-sale: Purchases (3,354) (1,877) Proceeds from maturities and sales 2,789 4,296 Acquisition of business, net of cash received (196) (302) Purchases of / contributions to other investments (35) (18) Net cash (used in) provided by investing activities (1,305) 1,587 Financing Activities Repurchase of class A common stock (5,604) (5,170) Repayments of long-term debt (1,750) — Dividends paid (1,435) (1,189) Deposits into litigation escrow account—U.S. retrospective responsibility plan (600) — Payments from litigation escrow account—U.S. retrospective responsibility plan 150 — Cash proceeds from issuance of common stock under employee equity plans 135 128 Restricted stock and performance-based shares settled in cash for taxes (90) (73) Net cash used in financing activities (9,194) (6,304) Effect of exchange rate changes on cash and cash equivalents (89) 94 (Decrease) increase in cash and cash equivalents (1,369) 1,818 Cash and cash equivalents at beginning of period 9,874 5,619 Cash and cash equivalents at end of period $ 8,505 $ 7,437 Supplemental Disclosure Income taxes paid, net of refunds $ 1,649 $ 2,239 Interest payments on debt $ 510 $ 489 Accruals related to purchases of property, equipment, technology and intangible assets $ 35 $ 35 8

Visa Inc. Fiscal 2018 and 2017 Quarterly Results of Operations (unaudited)

	Fiscal 2018 Quarter Ended			Fiscal 2017 Quarter Ended	
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
			(in millions)		
Operating Revenues					
Service revenues	$ 2,196	$ 2,253	$ 2,146	$ 2,116	$ 1,948
Data processing revenues	2,359	2,127	2,147	2,067	1,984
International transaction revenues	1,830	1,752	1,666	1,792	1,571
Other revenues	229	230	229	226	209
Client incentives	(1,374)	(1,289)	(1,326)	(1,346)	(1,147)
Net operating revenues	**5,240**	**5,073**	**4,862**	**4,855**	**4,565**
Operating Expenses					
Personnel	852	824	679	655	698
Marketing	240	261	223	290	221
Network and processing	169	169	160	167	158
Professional fees	112	108	92	144	102
Depreciation and amortization	152	153	145	147	132
General and administrative	230	222	236	238	230
Litigation provision	600	—	—	2	—
Total operating expenses	**2,355**	**1,737**	**1,535**	**1,643**	**1,541**
Operating income	**2,885**	**3,336**	**3,327**	**3,212**	**3,024**
Non-operating Income (Expense)					
Interest expense	(155)	(153)	(154)	(148)	(140)
Other	82	34	66	35	30
Total non-operating expense	**(73)**	**(119)**	**(88)**	**(113)**	**(110)**
Income before income taxes	2,812	3,217	3,239	3,099	2,914
Income tax provision	483	612	717	959	855
Net income	**$ 2,329**	**$ 2,605**	**$ 2,522**	**$ 2,140**	**$ 2,059**

VISA 9

Visa Inc. Reconciliation of Non-GAAP Financial Results Fiscal Third Quarter of 2018 (unaudited) Our financial results for the three and nine months ended June 30, 2018 and the nine months ended June 30, 2017 reflected the impact of certain significant items that we believe were not indicative of our operating performance in these or future periods, as they were either non-recurring or had no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented. There were no comparable adjustments recorded for the three months ended June 30, 2017. • Litigation provision. During the three and nine months ended June 30, 2018, we recorded a litigation provision of $600 million and related tax benefits of $137 million, associated with the interchange multidistrict litigation. The tax impact is determined by applying applicable federal and state tax rates to the litigation provision. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a reduction to the conversion rate of our class B common stock to shares of class A common stock. • Remeasurement of deferred tax balances. During the nine months ended June 30, 2018, in connection with the Tax Cuts and Jobs Act's reduction of the corporate income tax rate, we remeasured our net deferred tax liabilities as of the enactment date, resulting in the recognition of a non-recurring, non-cash income tax benefit estimated to be approximately $1.1 billion. • Transition tax on foreign earnings. During the nine months ended June 30, 2018, in connection with the Tax Cuts and Jobs Act's requirement that we include certain untaxed foreign earnings of non-U.S. subsidiaries in our fiscal 2018 taxable income, we recorded a one-time transition tax estimated to be approximately $1.1 billion. • Elimination of deferred tax balances. During the nine months ended June 30, 2017, in connection with our legal entity reorganization, we eliminated deferred tax balances originally recognized upon the acquisition of Visa Europe, resulting in the recognition of a non-recurring, non-cash income tax provision of $1.5 billion. • Charitable contribution. During the nine months ended June 30, 2017, associated with our legal entity reorganization, we recognized a non-recurring, non-cash general and administrative expense of $192 million, before tax, related to the charitable donation of Visa Inc. shares that were acquired as part of the Visa Europe acquisition and held as treasury stock. Net of the related cash tax benefit of $71 million, determined by applying applicable tax rates, adjusted net income increased by $121 million. 10

Visa Inc. Reconciliation of Non-GAAP Financial Results – continued
Fiscal Third Quarter of 2018 (unaudited)

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported financial measures calculated in accordance with U.S. GAAP, to our respective non-GAAP adjusted financial measures for the three and nine months ended June 30, 2018 and the nine months ended June 30, 2017. There were no comparable adjustments recorded for the three months ended June 30, 2017.

	Three Months Ended June 30, 2018						
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin [1,2]	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
As reported	$ 2,355	55 %	$ 2,812	$ 483	17.2 %	$ 2,329	$ 1.00
Litigation provision	(600)	11 %	600	137		463	0.20
As adjusted	$ 1,755	67 %	$ 3,412	$ 620	18.2 %	$ 2,792	$ 1.20

	Nine Months Ended June 30, 2018						
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin [1,2]	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
As reported	$ 5,627	63 %	$ 9,268	$ 1,812	19.5 %	$ 7,456	$ 3.19
Litigation provision	(600)	4 %	600	137		463	0.20
Remeasurement of deferred tax balances	—	— %	—	1,133		(1,133)	(0.49)
Transition tax on foreign earnings	—	— %	—	(1,147)		1,147	0.49
As adjusted	$ 5,027	67 %	$ 9,868	$ 1,935	19.6 %	$ 7,933	$ 3.39

	Nine Months Ended June 30, 2017						
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin [1,2]	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
As reported	$ 4,571	66 %	$ 8,595	$ 4,036	47.0 %	$ 4,559	$ 1.90
Elimination of deferred tax balances	—	— %	—	(1,515)		1,515	0.63
Charitable contribution	(192)	1 %	192	71		121	0.05
As adjusted	$ 4,379	68 %	$ 8,787	$ 2,592	29.5 %	$ 6,195	$ 2.58

[1] Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

[2] Operating margin is calculated as operating income divided by net operating revenues.

VISA 11

Visa Inc. Reconciliation of Non-GAAP Financial Results
Fiscal Full-Year 2017 (unaudited)

Our financial outlook for fiscal full-year 2018 annual operating expense growth and annual diluted class A common stock earnings per share growth are based on adjusted non-GAAP fiscal full-year 2017 results, which are reconciled to their closest comparable U.S. GAAP financial measure below.

Our financial results during the twelve months ended September 30, 2017 reflected the impact of certain significant items that we do not believe were indicative of our ongoing operating performance in these or future periods, as they were either non-recurring or have no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the period presented.

- *Elimination of deferred tax balances.* During the twelve months ended September 30, 2017, in connection with our legal entity reorganization, we eliminated deferred tax balances originally recognized upon the acquisition of Visa Europe, resulting in the recognition of a non-recurring, non-cash income tax provision of $1.5 billion.
- *Charitable contribution.* During the twelve months ended September 30, 2017, associated with our legal entity reorganization, we recognized a non-recurring, non-cash general and administrative expense of $192 million, before tax, related to the charitable donation of Visa Inc. shares that were acquired as part of the Visa Europe acquisition and held as treasury stock. Net of the related cash tax benefit of $71 million, determined by applying applicable tax rates, adjusted net income increased by $121 million.

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported financial measures calculated in accordance with U.S. GAAP, to the respective non-GAAP adjusted financial measures for the twelve months ended September 30, 2017.

	Twelve Months Ended September 30, 2017						
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin [1,2]	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
As reported	$ 6,214	66 %	$ 11,694	$ 4,995	42.7 %	$ 6,699	$ 2.80
Elimination of deferred tax balances	—	— %	—	(1,515)		1,515	0.63
Charitable contribution	(192)	1 %	192	71		121	0.05
As adjusted	$ 6,022	67 %	$ 11,886	$ 3,551	29.9 %	$ 8,335	$ 3.48

(1) Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

(2) Operating margin is calculated as operating income divided by net operating revenues.

VISA 12

Operational Performance Data The tables below provide information regarding the available operational results for the 3 months ended June 30, 2018, as well as the prior four quarterly reporting periods and the 12 months ended June 30, 2018 and 2017, for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Sections 1-3 below reflect the acquisition of Visa Europe, with Europe included in Visa Inc. results effective the 3 months ended September 30, 2016. 1. Branded Volume and Transactions The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co- badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data. For the 3 Months Ended June 30, 2018 Total Growth Growth Payments Growth Growth Payments Cash Growth Growth Cash Volume (Nominal (Constant Volume (Nominal (Constant Transactions Volume (Nominal (Constant Transactions Accounts Cards ($ billions) USD) USD) ($ billions) USD) USD) (millions) ($ billions) USD) USD) (millions) (millions) (millions) All Visa Credit & Debit Asia Pacific $598 12.5% 8.6% $482 16.6% 11.9% 6,685 $116 (2.1%) (3.5%) 909 3 4 Canada 73 14.2% 9.8% 68 14.6% 10.2% 930 6 9.5% 5.3% 11 - - CEMEA 270 3.2% 6.6% 93 15.6% 19.2% 3,951 176 (2.3%) 1.0% 1,240 3 3 LAC 238 (4.2%) 7.4% 101 1.5% 16.3% 3,196 136 (8.0%) 1.7% 1,168 2 2 US 1,072 9.3% 9.3% 928 10.5% 10.5% 17,206 144 2.1% 2.1% 991 5 5 Europe 578 12.9% 7.3% 428 15.1% 8.7% 9,074 150 7.1% 3.5% 1,096 18 22 Visa Inc. 2,830 8.9% 8.3% 2,101 12.6% 11.1% 41,043 729 (0.7%) 1.1% 5,415 31 36 Visa Credit Programs US $507 10.0% 10.0% $493 10.5% 10.5% 5,991 $14 (4.6%) (4.6%) 15 - - International 741 12.5% 10.3% 689 13.4% 11.2% 9,699 52 2.1% 0.0% 220 963 1,104 Visa Inc. 1,247 11.5% 10.2% 1,182 12.2% 10.9% 15,690 66 0.7% (1.0%) 235 963 1,104 Visa Debit Programs US $5668.7%8.7%$43510.6%10.6%11,215 $1312.8%2.8% 976 - - International 1,016 6.0%5.9%484 15.9%12.0%14,137 532 (1.7%) 1.0%4,205 1,980 2,172 Visa Inc. 1,582 6.9%6.9%919 13.3%11.3%25,352 663 (0.8%) 1.3%5,181 1,980 2,172 For the 3 Months Ended March 31, 2018 Total Growth Growth Payments Growth Growth Payments Cash Growth Growth Cash Volume (Nominal (Constant Volume (Nominal (Constant Transactions Volume (Nominal (Constant Transactions Accounts Cards ($ billions) USD) USD) ($ billions) USD) USD) (millions) ($ billions) USD) USD) (millions) (millions) (millions) All Visa Credit & Debit Asia Pacific $593 14.8% 7.8% $472 18.1% 10.9% 6,224 $121 3.7% (3.1%) 898 886 987 Canada 65 13.4% 9.1% 60 13.0% 8.9% 819 6 16.7% 12.3% 11 51 57 CEMEA 258 9.5% 7.2% 89 21.6% 18.3% 3,586 170 4.1% 2.1% 1,185 346 336 LAC 253 5.4% 7.8% 106 10.6% 15.0% 3,079 147 1.9% 3.1% 1,166 429 463 US 993 9.3% 9.3% 854 10.1% 10.1% 15,866 139 4.6% 4.6% 975 705 897 Europe 558 20.9% 7.9% 416 22.9% 9.6% 8,336 141 15.1% 3.2% 990 496 543 Visa Inc. 2,721 12.4% 8.3% 1,998 15.0% 10.7% 37,910 724 5.7% 2.1% 5,224 2,914 3,283 Visa Credit Programs US $460 10.0% 10.0% $446 10.4% 10.4% 5,420 $15 0.9% 0.9% 15 265 342 International 721 15.9% 9.6% 670 16.5% 10.4% 9,003 51 8.1% 0.8% 206 683 755 Visa Inc. 1,182 13.5% 9.8% 1,116 14.0% 10.4% 14,424 66 6.4% 0.8% 221 948 1,097 Visa Debit Programs US $533 8.7% 8.7% $409 9.8% 9.8% 10,446 $125 5.0% 5.0% 959 440 555 International 1,006 13.1% 6.4% 473 22.7% 12.4% 13,040 533 5.8% 1.7% 4,044 1,525 1,631 Visa Inc. 1,539 11.5% 7.2% 882 16.4% 11.2% 23,486 658 5.7% 2.3% 5,003 1,965 2,185 13

For the 3 Months Ended December 31, 2017 Total Growth Growth Payments Growth Growth Payments Cash Growth Growth Cash Volume (Nominal (Constant Volume (Nominal (Constant Transactions Volume (Nominal (Constant Transactions Accounts Cards ($ billions) USD) USD) ($ billions) USD) USD) (millions) ($ billions) USD) USD) (millions) (millions) (millions) All Visa Credit & Debit Asia Pacific $588 8.8% 6.0% $468 11.2% 8.2% 6,357 $120 0.3% (2.0%) 917 874 971 Canada 72 15.4% 9.8% 67 15.6% 10.1% 884 5 12.5% 7.1% 11 51 57 CEMEA 271 10.3% 6.7% 89 23.8% 19.1% 3,589 182 4.7% 1.6% 1,271 342 332 LAC 271 8.1% 7.1% 112 13.9% 13.9% 3,151 159 4.3% 2.8% 1,203 429 464 US 1,018 8.6% 8.6% 881 9.6% 9.6% 16,475 137 2.7% 2.7% 957 701 886 Europe 564 15.2% 7.5% 416 17.6% 9.4% 8,746 148 8.9% 2.5% 1,051 485 539 Visa Inc. 2,784 10.2% 7.5% 2,033 12.5% 9.9% 39,202 751 4.3% 1.6% 5,410 2,883 3,249 Visa Credit Programs US $492 10.7% 10.7% $478 11.3% 11.3% 5,927 $13 (5.9%) (5.9%) 16 267 340 International 732 12.5% 9.0% 678 12.9% 9.6% 9,333 54 7.3% 1.8% 223 671 745 Visa Inc. 1,224 11.8% 9.7% 1,157 12.2% 10.3% 15,260 67 4.3% 0.1% 239 938 1,085 Visa Debit Programs US $5266.7%6.7%$4037.6%7.6%10,548 $1243.7%3.7% 941 434 546 International 1,034 10.2%5.5%474 17.8%10.7%13,394 560 4.5%1.4%4,230 1,510 1,618 Visa Inc. 1,560 9.0%5.9%877 12.9%9.3%23,942 683 4.3%1.8%5,171 1,944 2,164 For the 3 Months Ended September 30, 2017 Total Growth Growth Payments Growth Growth Payments Cash Growth Growth Cash Volume (Nominal (Constant Volume (Nominal (Constant Transactions Volume (Nominal (Constant Transactions Accounts Cards ($ billions) USD) USD) ($ billions) USD) USD) (millions) ($ billions) USD) USD) (millions) (millions) (millions) All Visa Credit & Debit Asia Pacific $559 4.0% 4.1% $441 8.2% 9.0% 6,140 $117 (9.3%) (10.7%) 882 849 954 Canada 69 11.8% 7.0% 64 12.0% 7.2% 843 6 9.4% 4.7% 11 50 56 CEMEA 263 10.8% 7.6% 85 24.4% 19.7% 3,447 178 5.4% 2.6% 1,258 346 334 LAC 254 7.4% 6.8% 102 11.5% 11.8% 2,996 152 4.9% 3.7% 1,146 433 464 US 978 8.3% 8.3% 836 8.9% 8.9% 16,003 142 4.6% 4.6% 1,008 700 864 Europe 555 9.4% 8.1% 403 11.8% 10.3% 8,259 152 3.4% 2.9% 1,090 485 541 Visa Inc. 2,678 7.8% 7.1% 1,931 10.2% 9.7% 37,689 747 2.2% 0.9% 5,395 2,862 3,214 Visa Credit Programs US $463 9.1% 9.1% $449 9.7% 9.7% 5,649 $14 (7.0%) (7.0%) 17 264 336 International 700 6.6% 6.5% 647 7.3% 7.4% 9,094 54 (1.5%) (3.9%) 230 663 737 Visa Inc. 1,163 7.5% 7.5% 1,095 8.2% 8.3% 14,742 68 (2.7%) (4.6%) 247 927 1,073 Visa Debit Programs US $5157.5%7.5%$3888.0%8.0%10,354 $1276.0%6.0% 991 436 528 International 1,000 8.3%6.5%448 17.3%14.9%12,592 552 1.9%0.5%4,157 1,499 1,612 Visa Inc. 1,515 8.0%6.8%836 12.8%11.6%22,946 679 2.7%1.5%5,148 1,935 2,140 For the 3 Months Ended June 30, 2017 Total Growth Growth Payments Growth Growth Payments Cash Growth Growth Cash Volume (Nominal (Constant Volume (Nominal (Constant Transactions Volume (Nominal (Constant Transactions Accounts Cards ($ billions) USD) USD) ($ billions) USD) USD) (millions) ($ billions) USD) USD) (millions) (millions) (millions) All Visa Credit & Debit Asia Pacific $532 0.1% 1.7% $414 5.2% 7.3% 5,912 $118 (14.2%) (14.4%) 867 835 943 Canada 64 3.6% 7.7% 59 3.7% 7.8% 814 5 1.6% 5.6% 11 50 56 CEMEA 261 12.2% 7.6% 81 26.5% 19.3% 3,244 181 6.9% 3.0% 1,288 342 330 LAC 248 10.9% 7.5% 100 16.4% 11.9% 2,920 148 7.5% 4.8% 1,161 425 457 US 981 11.1% 11.1% 840 12.1% 12.1% 15,940 141 5.6% 5.6% 1,004 703 867 Europe 512 372 7,957 140 1,098 485 536 Visa Inc. 2,599 34.4% 35.5% 1,865 38.2% 40.0% 36,787 734 25.7% 24.9% 5,429 2,841 3,191 Visa Credit Programs US $460 18.0% 18.0% $446 18.9% 18.9% 5,522 $14 (3.9%) (3.9%) 16 261 337 International 658 28.3% 30.1% 607 27.5% 29.4% 8,789 51 39.4% 40.0% 233 659 732 Visa Inc. 1,119 23.9% 24.9% 1,054 23.7% 24.8% 14,311 65 26.9% 27.5% 249 920 1,069 Visa Debit Programs US $521 5.7% 5.7% $394 5.3% 5.3% 10,418 $127 6.8% 6.8% 987 442 530 International 959 78.6% 81.3% 418 238.4% 250.5% 12,058 542 31.0% 29.9% 4,193 1,479 1,591 Visa Inc. 1,480 43.7% 44.8% 811 63.2% 66.1% 22,476 669 25.6% 24.7% 5,180 1,921 2,122 14

For the 12 Months Ended June 30, 2018

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,338	10.0%	6.6%	$1,864	13.5%	10.0%	25,406	$474	(2.0%)	(4.9%)	3,607
Canada	280	13.7%	9.0%	258	13.8%	9.1%	3,476	22	11.9%	7.3%	44
CEMEA	1,062	8.3%	7.0%	356	21.1%	19.1%	14,572	706	2.9%	1.8%	4,954
LAC	1,015	4.1%	7.3%	422	9.3%	14.2%	12,424	594	0.8%	2.8%	4,682
US	4,062	8.9%	8.9%	3,500	9.8%	9.8%	65,551	562	3.5%	3.5%	3,930
Europe	2,254	14.4%	7.7%	1,663	16.8%	9.5%	34,415	591	8.3%	3.0%	4,227
Visa Inc.	11,012	9.8%	7.8%	8,063	12.6%	10.4%	155,843	2,950	2.8%	1.4%	21,444
Visa Credit Programs											
US	$1,922	10.0%	10.0%	$1,866	10.5%	10.5%	22,987	$56	(4.2%)	(4.2%)	63
International	2,894	11.8%	8.9%	2,684	12.5%	9.7%	37,129	211	3.8%	(0.4%)	879
Visa Inc.	4,816	11.1%	9.3%	4,549	11.6%	10.0%	60,116	266	2.0%	(1.2%)	942
Visa Debit Programs											
US	$2,141	7.9%	7.9%	$1,634	9.0%	9.0%	42,564	$507	4.4%	4.4%	3,867
International	4,056	9.3%	6.1%	1,879	18.4%	12.5%	53,163	2,177	2.6%	1.1%	16,635
Visa Inc.	6,197	8.8%	6.7%	3,513	13.8%	10.8%	95,727	2,683	2.9%	1.7%	20,502

For the 12 Months Ended June 30, 2017

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,127	2.5%	3.0%	$1,643	7.5%	8.3%	22,556	$484	(11.6%)	(11.7%)	3,641	835	943
Canada	247	6.8%	6.8%	227	7.0%	7.0%	3,080	20	4.9%	4.9%	44	50	56
CEMEA	980	9.2%	7.7%	294	21.6%	18.3%	11,556	687	4.7%	3.7%	5,045	342	330
LAC	975	9.3%	9.0%	386	13.6%	12.1%	12,085	589	6.7%	7.1%	4,684	425	457
US	3,731	10.8%	10.8%	3,188	11.9%	11.9%	60,903	544	4.6%	4.6%	3,827	703	867
Europe (1)	1,970			1,425			30,065	546			4,296	485	536
Visa Inc.	10,030	34.4%	35.7%	7,161	38.5%	40.0%	140,244	2,868	25.0%	25.8%	21,536	2,841	3,191
Visa Credit Programs													
US	$1,747	18.9%	18.9%	$1,689	19.7%	19.7%	20,946	$58	0.7%	0.7%	66	261	337
International	2,589	30.5%	31.4%	2,386	29.1%	30.0%	34,449	203	49.5%	50.1%	960	659	732
Visa Inc.	4,336	25.6%	26.1%	4,075	25.0%	25.6%	55,395	261	34.9%	35.7%	1,026	920	1,069
Visa Debit Programs													
US	$1,984	4.4%	4.4%	$1,499	4.2%	4.2%	39,957	$485	5.1%	5.1%	3,761	442	530
International	3,710	75.6%	79.0%	1,588	235.6%	244.9%	44,892	2,122	29.5%	30.4%	16,750	1,479	1,591
Visa Inc.	5,694	41.9%	43.9%	3,086	61.5%	64.9%	84,849	2,607	24.1%	24.8%	20,510	1,921	2,122

(1) Europe includes volumes and transactions effective with the 3 months ended September 30, 2016.

VISA

15

2. Cross-Border Volume

The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron,V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period (1)	Growth (Nominal USD)	Growth (Constant USD)	Normalized Growth (2) (Constant USD)
3 Months Ended			
Jun 30, 2018	15%	10%	–
Mar 31, 2018	21%	11%	–
Dec 31, 2017	14%	9%	–
Sep 30, 2017	12%	10%	–
Jun 30, 2017	142%	147%	11%
12 Months Ended			
Jun 30, 2018	16%	10%	–

(1) Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.

(2) Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, V PAY, Interlink and PLUS cards processed on Visa's networks.

Period (1)	Processed Transactions (millions)	Growth	Normalized Growth (2)
3 Months Ended			
Jun 30, 2018	31,728	12%	–
Mar 31, 2018	29,321	12%	–
Dec 31, 2017	30,508	12%	–
Sep 30, 2017	29,180	13%	–
Jun 30, 2017	28,450	44%	13%
12 Months Ended			
Jun 30, 2018	120,737	12%	–

(1) Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.

(2) Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

VISA 16

Footnote Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron, V PAY and Interlink brands for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume. Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs. The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated. Prior period updates, if any, are not material. Europe is reported and included in Visa Inc. results effective with the 3 months ended September 2016. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement. Effective June 9, 2016, Article 8 of the EU Interchange Fee Regulation states that payment card networks cannot impose reporting requirements or the obligation to pay fees on payment transactions where their payment brand is present but their network is not used. Prior to this regulation, Visa collected a small service fee in a few countries, particularly France, on domestic payment transactions where Visa cards are co-badged with a domestic network. Clients in Europe continued to report co-badged volume through the quarter ended September 2016; however, Europe co-badged volume and transactions have been excluded from all periods. 17